Exhibit 99.1

World Fuel Services Corporation Reports Strong Fourth Quarter and Record Full Year Earnings

Aviation Segment Delivers Record Operating Results

MIAMI--(BUSINESS WIRE)--February 25, 2010--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported fourth quarter net income of $34.5 million or $0.57 diluted earnings per share compared to $28.7 million or $0.49 diluted earnings per share in the fourth quarter of 2008. Non-GAAP net income for the fourth quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $37.5 million or $0.62 non-GAAP diluted earnings per share compared to $36.3 million or $0.62 non-GAAP diluted earnings per share in the fourth quarter of 2008.

The company’s aviation segment generated gross profit of $49.1 million in the fourth quarter of 2009, an increase of $6.2 million or 14% sequentially and $14.0 million or 40% year over year. The marine segment generated gross profit of $41.3 million, an increase of $1.1 million or 3% sequentially, but a decrease of 30% from last year’s results. The company’s land segment posted gross profit of $11.6 million in the fourth quarter, flat sequentially, but an increase of $2.0 million or 21% year over year.

“Our superior value proposition and expertise in the marketplace allowed us to continue to perform well in a difficult operating environment,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “We continue to deliver solid results while managing risk in what remain soft market conditions and we are well positioned to benefit as the economy recovers.”

“Focus on leveraging our global scale has provided us with a solid platform for growth, both organically and through strategic acquisition,” stated Michael J. Kasbar, president and chief operating officer. “We continue to execute on our strategy, which will enable us to capitalize on further growth opportunities in the marketplace,” added Kasbar.

For the full year, net income was $117.1 million or $1.96 diluted earnings per share compared to $105.0 million or $1.80 diluted earnings per share in 2008. For the full year, non-GAAP net income was $127.9 or $2.13 non-GAAP diluted earnings per share compared to $120.1 million or $2.06 non-GAAP diluted earnings per share in 2008.

“In addition to posting record annual earnings, we closed and integrated two strategic acquisitions, doubled our dividend, and further enhanced business processes and commercial execution, all of which helped drive above average returns to our shareholders,” stated Ira M. Birns, executive vice president and chief financial officer. “Our continued focus on working capital and risk management has allowed us to keep our balance sheet strong and liquid.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in more than 190 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices (including satellite offices), World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$3,545,241	$2,913,448	$11,295,177	$18,509,403
Cost of revenue	3,443,285	2,810,001	10,919,586	18,114,020

Gross profit	101,956	103,447	375,591	395,383

Operating expenses:
Compensation and employee benefits	36,177	39,899	137,408	140,280
Provision for bad debt	1,856	(818)	4,552	16,081
General and administrative	20,033	23,085	79,636	85,282

	58,066	62,166	221,596	241,643

Income from operations	43,890	41,281	153,995	153,740
Interest and other expense, net	830	5,849	4,086	16,165

Income before taxes	43,060	35,432	149,909	137,575
Provision for income taxes	8,356	6,818	32,346	32,370

Net income including noncontrolling
interest	34,704	28,614	117,563	105,205
Less: net income (loss) attributable to
noncontrolling interest	209	(39)	424	166

Net income attributable to World Fuel	$34,495	$28,653	$117,139	$105,039

Basic earnings per share	$0.58	$0.49	$1.99	$1.82

Basic weighted average common shares	59,298	58,304	59,003	57,707

Diluted earnings per share	$0.57	$0.49	$1.96	$1.80

Diluted weighted average common shares	60,534	58,684	59,901	58,244

The results for the three months ended December 31, 2008 include approximately $4.1 million in pre-tax net foreign currency losses included in Interest and other (expense) income, net, which relate to prior quarterly periods in 2008, none of which were considered material individually or in the aggregate. The out-of-period after-tax amount of the net foreign currency losses was approximately $3.8 million, or $0.06 per diluted share in the fourth quarter. In addition, because these amounts were all within 2008, there was no impact on the income statement for the full fiscal year.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,	December 31,
	2009	2008

Assets:
Current assets:
Cash and cash equivalents	$298,843	$314,352
Short-term investments	8,100	8,100
Accounts receivable, net	951,398	676,100
Inventories	126,793	28,726
Short-term derivative assets, net	12,257	72,260
Prepaid expenses and other current assets	66,587	72,612

Total current assets	1,463,978	1,172,150

Property and equipment, net	38,777	35,328

Other assets	238,473	197,148

Total assets	$1,741,228	$1,404,626

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$6,684	$23,840
Accounts payable	796,978	548,876
Short-term derivative liabilities, net	10,616	66,302
Customer deposits	63,967	40,961
Accrued expenses and other current liabilities	69,497	70,808

Total current liabilities	947,742	750,787

Long-term debt	9,925	9,537
Other long-term liabilities	50,312	36,156
Total liabilities	1,007,979	796,480

Equity:
World Fuel shareholders' equity	733,021	607,887
Noncontrolling interest equity	228	259
Total equity	733,249	608,146

Total liabilities and equity	$1,741,228	$1,404,626

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income including noncontrolling interest	$34,704	$28,614	$117,563	$105,205
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in)
provided by operating activities:
Depreciation and amortization	3,829	4,001	16,956	13,870
Provision for bad debt	1,856	(818)	4,552	16,081
Deferred income tax provision (benefit)	1,579	(1,538)	7,495	(5,390)
Share-based payment award
compensation costs	2,009	7,866	6,480	14,674
Foreign currency losses
(gains), net	508	(2,154)	(1,163)	(652)
Other	279	(32)	1,052	275
Changes in assets and liabilities,
net of acquisitions	(83,998)	157,721	(75,014)	249,389
Total adjustments	(73,938)	165,046	(39,642)	288,247
Net cash (used in) provided by
operating activities	(39,234)	193,660	77,921	393,452

Cash flows used in investing activities	(4,612)	(738)	(61,828)	(100,157)

Cash flows used in financing activities	(6,257)	(37,376)	(34,436)	(13,372)

Effect of exchange rate changes on cash and
cash equivalents	442	(220)	2,834	(1,722)

Net (decrease) increase in cash and
cash equivalents	(49,661)	155,326	(15,509)	278,201

Cash and cash equivalents, at beginning of period	348,504	159,026	314,352	36,151

Cash and cash equivalents, at end of period	$298,843	$314,352	$298,843	$314,352

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$34,495	$28,653	$117,139	$105,039
Share-based compensation expense, net of taxes	1,485	6,363	4,729	11,065
Intangible asset amortization expense, net of taxes	1,499	1,308	5,986	3,997
Non-GAAP net income attributable to World Fuel	$37,479	$36,324	$127,854	$120,101

GAAP diluted earnings per share	$0.57	$0.49	$1.96	$1.80
Share-based compensation expense, net of taxes	0.02	0.11	0.07	0.19
Intangible asset amortization expense, net of taxes	0.03	0.02	0.10	0.07
Non-GAAP diluted earnings per share	$0.62	$0.62	$2.13	$2.06

The share-based compensation expense, net of taxes, amounts in the above table for the three months and year ended December 31, 2008 include the impact of approximately $3.8 million ($4.5 million pre-tax), or $0.07 per diluted share, related to a special bonus award to certain members of executive management that was settled in our common stock in March 2009.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Marine segment	$1,850,133	$1,528,801	$6,040,643	$9,915,291
Aviation segment	1,352,779	1,124,841	4,049,565	7,294,466
Land segment	342,329	259,806	1,204,969	1,299,646
	$3,545,241	$2,913,448	$11,295,177	$18,509,403

Gross profit:
Marine segment	$41,261	$58,730	$168,890	$203,345
Aviation segment	49,073	35,072	163,730	165,834
Land segment	11,622	9,645	42,971	26,204
	$101,956	$103,447	$375,591	$395,383

Income from operations:
Marine segment	$23,597	$38,123	$97,636	$121,818
Aviation segment	24,859	14,067	75,462	68,142
Land segment	3,063	2,437	10,778	3,489
	51,519	54,627	183,876	193,449
Corporate overhead	(7,629)	(13,346)	(29,881)	(39,709)
	$43,890	$41,281	$153,995	$153,740

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000